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EXHIBIT 10.47



                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT
                              --------------------


                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, dated as of the 8th day of April, 1997 (this "Agreement"), is entered into by and among Wang Laboratories, Inc., a Delaware corporation ("WLI"), I-NET, Inc., a Maryland corporation (the "Company"), and Ken S. Bajaj ("you" or the "Employee").

                  WHEREAS, WLI, the Company and the Employee are parties to an Employment Agreement, dated as of July 24, 1996 (the "Employment Agreement"), entered into simultaneously with WLI entering into an agreement to acquire all outstanding capital stock of the Company (the "Acquisition Transaction");

                  WHEREAS, WLI's obligation to consummate the Acquisition Transaction was subject to the Employee being employed by the Company pursuant to the Employment Agreement as of the consummation of the Acquisition Transaction;

                  WHEREAS, to induce the Employee to enter in the Employment Agreement and to be employed by the Company pursuant thereto as of the consummation of the Acquisition Transaction, WLI agreed to provide the Employee with options to acquire equity securities of the Company, as then contemplated to be combined with other subsidiaries or businesses of WLI; and

                  WHEREAS, as it is no longer contemplated that the Company will be so combined with other subsidiaries or businesses of WLI, WLI, the Company and the Employee desire to amend and restate the Employment Agreement to generally provide for these changed circumstances and to specifically provide the Employee with options to acquire equity securities of WLI in lieu of the options to acquire equity securities of the Company provided for in the Employment Agreement.

                  NOW, THEREFORE, for good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, and with the specific intent to be bound by the terms hereof, the parties hereto agree as follows:

         1. POSITION. You will serve as President of the Company and Vice Chairman of WLI and shall perform the duties incident to both of these offices as directed by the Chairman of WLI. You agree to devote your full-time and best efforts to the performance and discharge of your duties hereunder. You will report to the Chairman of WLI. You will also serve as a member of the Board of Directors of the Company (the "Board").

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         In consideration of your employment by either the Company or WLI
(hereinafter, collectively, the "Employer"), any and all inventions, improvements, discoveries, processes, programs, or systems developed or discovered by you, from the date of your original employment with the Company and during the term of your employment with the Company and WLI, shall be fully disclosed by you to the Chairman of WLI or his designee and the same shall be the sole and absolute property of the Employer and of its subsidiaries and such entities' successors and assigns and, upon request of the Employer, you shall execute, acknowledge and deliver such assignments, classifications and other documents as the Employer may consider necessary or appropriate to properly vest all rights, title and interests therein to the Employer.

         2. TERM. The term Effective Date as used in this Agreement shall mean August 29, 1996. This Amended and Restated Agreement will be effective as of the date hereof and, absent an earlier termination hereunder, will continue until the third anniversary of the Effective Date (the "Term"); provided, however, that your rights and obligations with respect to any of the options granted pursuant to Section 3.(b) shall be governed by the terms of the option agreements providing therefor and shall not terminate or lapse, as the case may be, upon the expiration of the Term or any termination hereunder (except as specifically provided in the option agreements providing therefor).

         3. Compensation and Benefits.
            -------------------------

                  a. ANNUAL SALARY AND BONUS. Commencing with the Effective Date, your annual base salary shall be three hundred and seventy five thousand dollars ($375,000.00) for the term of this Agreement (the "Base Salary"), subject to possible annual performance-based upward adjustments in the sole discretion, as the case may be, of either the Board or the Board of Directors of WLI. Your salary will be payable semi-monthly and you shall be eligible to participate in a yearly cash bonus plan targeted at 60% of your then base salary for on plan performance. The performance criteria will be (i) set forth in a written incentive bonus plan for you which will, in part, provide that the payment of such bonus shall be made in accordance with the percentage performance bonus thresholds set forth in Exhibit 1 hereto, and (ii) mutually determined within 60 days of the date of this Agreement.


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                  b. Equity Incentives.
                     -----------------

                           (i) As soon as practicable after the date of this
Agreement, the unvested options held by the Employee immediately prior to the Effective Date to purchase 25,000 shares of Class E Common Stock, par value $.0002 per share, of the Company ("Common Stock") granted to the Employee under the Company's 1996 Stock Incentive Plan (the "Unvested 1996 Options"), will be canceled in exchange for new options ("Company A Options") to purchase shares of common stock, par value of $.01 per share, of WLI ("WLI Common Stock"). The Company A Options will (i) be exercisable for that number of shares of WLI Common Stock equal to the number of shares of Common Stock covered by the Unvested 1996 Options multiplied by the Exchange Ratio (as defined in that certain Stock Purchase Agreement by and among WLI and the other stockholders signatories thereto dated on or about July 24, 1996) rounded to the nearest whole share, (ii) have an exercise price per share equal to the exercise price per share of the Unvested 1996 Options divided by the Exchange Ratio rounded to the nearest whole cent, and (iii) be granted in the form attached hereto as
Exhibit 2.

                           (ii) As soon as practicable after the date of this
Agreement, the unvested options held by the Employee immediately prior to the Effective Date to purchase 10,000 shares of Common Stock granted to the Employee under the Company's Key Employee Stock Incentive Plan (the "Unvested KESOP Options"), will be canceled in exchange for new options ("Company B Options") to purchase shares of WLI Common Stock. The Company B Options will (i) be exercisable for that number of shares of WLI Common Stock equal to the number of shares of Common Stock covered by the Unvested KESOP Options multiplied by the Exchange Ratio rounded to the nearest whole share, (ii) have an exercise price per share equal to the exercise price per share of the Unvested KESOP Options divided by the Exchange Ratio rounded to the nearest whole cent, and (iii) be granted in the form attached hereto as Exhibit 3.

                           (iii) As soon as practicable after the date of this
Agreement, the vested options held by the Employee immediately prior to the Effective Date to purchase 10,000 shares of Common Stock granted to the Employee under the Company's Key Employee Stock Incentive Plan (the "Vested KESOP Options"), will be canceled in exchange for new options ("Company C Options") to purchase shares of WLI Common Stock. The Company C Options will (i) be exercisable for that number of shares of WLI Common Stock equal to the number of


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shares of Common Stock covered by the Vested KESOP Options multiplied by the
Exchange Ratio rounded to the nearest whole share, (ii) have an exercise price per share equal to the exercise price per share of the Vested KESOP Options divided by the Exchange Ratio rounded to the nearest whole cent, and (iii) be granted in the form attached hereto as Exhibit 4.

                           (iv) As soon as practicable after the date of this
Agreement, WLI will grant to the Employee options to purchase 155,993 shares of WLI Common Stock (the "Company D Options") at an exercise price of $18.47 per share. Subject to this Agreement, the Company D Options will be (i) granted under an employee stock incentive plan adopted by the Organization, Compensation and Nominating Committee of WLI, (ii) registered with the Securities and Exchange Commission under an S-8, and (iii) in the form attached hereto as
Exhibit 5.

                  c. OTHER BENEFITS. During the term of your employment, you will be entitled to participate in and enjoy the benefit of the employee benefit plans made available to senior officers of the Employer, including, without limitation, an automobile allowance.

         4. Termination of Employment.
            -------------------------

                  a. If the Employee terminates his employment with the Employer without Good Reason (as defined in Exhibit 6 hereto) (a "Voluntary Termination") prior to the second anniversary of the Effective Date, the Employer shall not be obligated to pay any amount of Base Salary or target bonus or to continue the Employee's benefits.

                  b. If the Employee's employment with the Employer is terminated at any time during the Term (i) by the Employee with Good Reason (as defined in Exhibit 6 hereto), (ii) by the Employer without Cause (as defined in
Exhibit 6 hereto), or (iii) by reason of Disability (as defined in Exhibit 6 hereto) (an "Involuntary Termination"):

                           (i) all of the Employee's Company A Options and
Company B Options shall vest and be exercisable for 90 days after such Involuntary Termination;

                           (ii) if an Involuntary Termination occurs after the
first anniversary of the Effective

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Date and prior to the second anniversary of the Effective Date, 50% of the
Company D Options shall vest and be exercisable for 30 days after such Involuntary Termination;

                           (iii) the Employer shall pay the Employee (or the
Employee's executor(s), administrator(s) or heirs) an amount equal to the total of the Employee's then Base Salary and target bonus through the later of (x) the full term of this Agreement (irrespective of termination) or (y) two years following the date of any such Involuntary Termination (the "Termination Payment"). Twenty-five percent (25%) of the Termination Payment will be paid to the Employee in a lump sum as soon as administratively practicable after the Employee's termination; seventy-five percent (75%)of the Termination Payment will be paid to the Employee in equal monthly portions over an 18 month period commencing thirty days from the payment to the Employee of the 25% lump sum payment; and

                           (iv) during the period that the Employee is receiving
the Termination Payment, the Employee shall continue to receive the benefits available to the Employee prior to such Involuntary Termination, to the extent that such benefit plans allow and subject to such plan-wide modifications as may occur.

                  c. Notwithstanding any other provision in Section 4.(a) and/or 4.(b) above, in the event that your employment with the Employer is terminated by the Employer for Cause (as defined in Exhibit 6 hereto) during the Term, you will be entitled to receive payments over twelve months totaling your Base Salary and bonus for the fiscal year in which your employment is so terminated and you shall continue to receive the benefits available to you prior to such termination, subject to plan-wide modifications as may occur, during such twelve month period.

         5. NON-COMPETITION AGREEMENT. The Employee shall comply with the terms and conditions set forth in the Non-Competition Agreement attached hereto as
Exhibit 7.

         6. NO CONFLICTS OF INTEREST. By signing this Agreement, you represent that you are not subject to any restrictions, particularly, without limitation, in connection with any previous employment, which prevent you from entering into and performing your obligations under this Agreement or which materially and adversely affect (or may, in the future, so far as you can reasonable foresee, materially and adversely affect), your right to participate in the affairs of the Employer.

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         7. PROOF OF CITIZENSHIP AND ABILITY TO WORK. If not already provided and documented in your personnel file, this Agreement is contingent on your (i) providing the Employer with proof of U.S. citizenship or alien work permission, as required by federal law, and (ii) signing and returning to the Employer the enclosed Department of Defense forms.

         8. STANDARDS OF ETHICS AND BUSINESS CONDUCT. You will be required to comply with WLI's Standards of Ethics and Business Conduct.

         9. ADVICE. The Employee represents to the Employer that he has had adequate legal advice and representation in accepting and agreeing to the terms of this Agreement.

         10. WAIVER OF CERTAIN RIGHTS. Employee hereby waives any and all of his rights under (i) that certain Severance Protection Agreement dated April 15, 1996 between the Company and the Employee, and (ii) the Employment Agreement.

         11. CONFIDENTIALITY. You agree to treat the details of this Agreement with utmost confidentiality and will not disclose them to any third parties except your immediate family, and your financial and/or legal advisors and except in the enforcement of your rights hereunder.

         12. WLI OBLIGATION. WLI agrees to cause the Company to comply with its obligations hereunder and agrees to the provisions of this Agreement.

         13. TERMINATION PROCEDURES AND COMPENSATION DURING DISPUTE. The parties hereto agree to comply with the procedures set forth in Exhibit 8 hereto.

         14. NO MITIGATION. The Employer agrees that, in the event of an Involuntary Termination during the Term, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Employer pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation (by whatever name called) earned by the Employee as a result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Employer, or otherwise.

         15. SUCCESSORS. In addition to any obligations imposed by law upon any successor to either the Company or WLI, the Company and/or WLI will require any

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successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and/or WLI, as the case may be, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and WLI would be required to perform it if no such succession had taken place. Failure of the Company and/or WLI to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company in the same amount and on the same terms as the Employee would be entitled to hereunder if the Employee were to terminate the Employee's employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

         16. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by recognized overnight courier (such as Federal Express or UPS) or by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                          To the Company at:
                          ------------------

                          I-NET, Inc.
                          6700 Rockledge Drive
                          Bethesda, Maryland  20817-1804
                          Attention:  Chairman
                          Copy to:  General Counsel

                          To WLI at:
                          ----------

                          Wang Laboratories, Inc.
                          600 Technology Park Drive
                          Billerica, Massachusetts 01821
                          Attention:  General Counsel

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                          To the Employee at:
                          -------------------

                          Ken S. Bajaj
                          10201 Norton Road
                          Potomac, Maryland  20854


                          with a copy to:
                          ---------------

                          Tucker, Flyer & Lewis
                          1615 L Street, N.W.
                          Suite 400
                          Washington, DC  20036
                          Attention:  Stefan F. Tucker

         17. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee, WLI and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Maryland. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Employee has agreed. Except for employment and the Employer's obligations under Section 4 herein (other than the Employer's obligations regarding payments and benefits, if any, under such section), the obligations of WLI, the Company and the Employee shall survive the expiration of the Term. Headings are for informational purposes only and have no substantive meaning.

         18. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

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         19. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         20. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in the District of Columbia in accordance with the commercial rules of the American Arbitration Association ("AAA") then in effect. Unless the panel of arbitrators shall have been selected by agreement of the parties within thirty (30) days of the initiation of arbitration proceedings, each party shall be entitled to select one arbitrator within ten (10) business days of the lapse of such thirty (30) day period and the third arbitrator shall be selected by agreement of the two arbitrators so selected within seven (7) business days after the selection of the two arbitrators. In the event that either party does not timely designate an arbitrator or that the two arbitrators do not timely select a third arbitrator in accordance with the preceding sentence, then upon application of either party to the District of Columbia office of the AAA, the AAA shall designate such arbitrator. Judgment may be entered on the arbitrators' award in any court having jurisdiction, provided, however, that the Employee shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Employer shall bear the reasonable fees, costs and expenses of the parties to this Agreement.

         21. DEFINITIONS. The definitions set forth Exhibit 6 hereto apply to this Agreement.


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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date and year first above written.

                                            WANG LABORATORIES, INC.

                                            By: /s/ Joseph M. Tucci
                                                -------------------
                                                Name:
                                                Title:

                                            I-NET, INC.

                                            By: /s/ Joseph M. Tucci
                                                -------------------
                                                Name:
                                                Title:

                                            EMPLOYEE

                                            /s/ Ken S. Bajaj
                                            ----------------
                                            Ken S. Bajaj


Attachments:


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